                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                             CYBERGUARD CORPORATION
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                             [CYBERGUARD LETTERHEAD]

                                                                November 3, 2000

Dear CyberGuard Corporation Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders to be held on December 6, 2000, at 10:00 a.m., at the Courtyard by Marriott at Cypress Creek, 2440 W. Cypress Creek Road, Fort Lauderdale, Florida, 33309.

         The Annual Meeting will begin with a report on Company operations, followed by discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement.

         Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

         We look forward to seeing you at the meeting.

                               Sincerely,

                               /s/ DAVID R. PROCTOR
                               -----------------------------------------------
                               David R. Proctor
                               Chairman, President and Chief Executive Officer

                             CYBERGUARD CORPORATION
                    2000 WEST COMMERCIAL BOULEVARD, SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 6, 2000

                            ------------------------

         The Annual Meeting of Shareholders (the "Annual Meeting") of CyberGuard Corporation, a Florida corporation (the "Company"), will be held on December 6, 2000, at 10:00 a.m., local time, at the Courtyard by Marriott at Cypress Creek, 2440 W. Cypress Creek Road, Fort Lauderdale, Florida, 33309, for the following purposes:

         1. To elect two directors to serve for a term of three years and until their respective successors are duly elected and qualified; and

         2. To ratify the appointment of Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001; and

         3. To approve the CyberGuard Corporation 2000 Employee Stock Purchase Plan; and

         4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

         The Board of Directors has fixed the close of business on October 25, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

         A complete list of the shareholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any shareholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the Company's principal executive offices, 2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida 33309.

         The Board of Directors urges you to complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                    By order of the Board of Directors,

                                    /s/ TERRENCE A. ZIELINSKI
                                    -----------------------------------
                                   TERRENCE A. ZIELINSKI
                                   Chief Financial Officer

Fort Lauderdale, Florida
November 3, 2000

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE. PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                             CYBERGUARD CORPORATION
                    2000 WEST COMMERCIAL BOULEVARD, SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CyberGuard Corporation, a Florida corporation ("CyberGuard" or the "Company"), for use at the Company's 2000 Annual Meeting of Shareholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on December 6, 2000, at 10:00 a.m., local time, at the Courtyard by Marriott at Cypress Creek, 2440 W. Cypress Creek Road, Fort Lauderdale, Florida, 33309, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to shareholders on or about November 3, 2000.

         The Board of Directors has fixed the close of business on October 25, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 9,885,162 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the shareholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Annual Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's Common Stock represented at the Annual Meeting constitute a quorum.

         The Board of Directors knows of no matters that are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy card is properly executed and returned before voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors.

         Any proxy may be revoked at any time prior to its exercise by the shareholder attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

         The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

         Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as "broker non-votes").

                                PROPOSAL NUMBER 1
                              ELECTION OF DIRECTORS

         The Amended and Restated Articles of Incorporation and the By-laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board of Directors. The Board is currently composed of five persons.

         Pursuant to the Company's Amended and Restated Articles of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The terms of the two nominee directors will expire at the 2003 Annual Meeting. The terms of another two of the Company's directors will expire at the 2001 Annual Meeting. The term of the remaining class of directors, currently consisting of one director, will expire at the 2002 Annual Meeting of Shareholders.

         At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. At this Annual Meeting, two of the directors will be elected for a three-year term. A director elected to fill a vacancy is elected to the same class as the director he succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

         Two directors are nominees for election this year for a three-year term expiring at the 2003 Annual Meeting of Shareholders. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Since only a plurality is required for the election of directors, abstentions and broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present at the Annual Meeting.) The proxies named in the proxy card intend to vote for the election of the two nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

         Set forth below is certain information with regard to each of the nominees for election at the Annual Meeting and each continuing director.

NOMINEES--(TERM EXPIRING AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS)

         JOHN V. TIBERI, JR. Age 57. Director since August 2000. Mr. Tiberi is currently President and Chief Executive Officer of Tech Highway, LLC, a venture catalyst company, and President of ETec Business Management Consultants, a partnership providing consulting services in the technology industry. From 1969 until 1998, Mr. Tiberi worked at Xerox Corporation in several senior executive positions. Mr. Tiberi currently serves on the board of directors of Zenographics, Inc. and Cycle 23, Inc. In the past, he served on the boards of directors of Spectra Diode Labs, Inc. and TracePoint Technologies, Inc.

         DAVID T. VANDEWATER. Age 50. Director since August 2000. From June 1999 to August 2000, Mr. Vandewater was President and Chief Executive Officer of USP International, a privately-held company that owns and operates hospitals and related healthcare businesses in Europe. Mr. Vandewater currently serves as a consultant to USP International. From August 1997 to June 1999, Mr. Vandewater was a private investor. From 1995 to August 1997, Mr. Vandewater was President and Chief Operating Officer of Columbia/HCA Corporation. Mr. Vandewater previously served on CyberGuard's Board of Directors from April 1999 to July 1999.

CONTINUING DIRECTORS--(TERM EXPIRING AT THE 2001 ANNUAL MEETING OF SHAREHOLDERS)

         DAVID L. MANNING. Age 50. Director since September 1999. Mr. Manning was Commissioner of Finance and Administration for the State of Tennessee from 1987 to 1995 where he managed the State's finances and information technology services. In 1995, he joined Columbia/HCA Healthcare Corporation and became





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


Senior Vice President during 1997 with responsibilities for healthcare data analysis and the company's relationships with state governments. After leaving that position in early 1998, Mr. Manning was a consultant in the healthcare industry. He currently serves as Director of Finance for the Metropolitan Government of Nashville and Davidson County. Mr. Manning was appointed to the CyberGuard Board of Directors in September 1999 on the recommendation of Fernwood Partners II, LLC, upon completion of the "Fernwood Financing " (as defined below).

         DAVID R. PROCTOR. Age 60. Director since 1997. Mr. Proctor was appointed Chairman of the Board of Directors and Chief Executive Officer of the Company in March 1999. He previously served as President and Chief Operating Officer of Platinum Software Corporation from May 1994 to December 1995; as Vice President of the Personal Software Products Division of IBM from April 1993 to May 1994; as President and Chief Operating Officer of Ashton-Tate from April 1991 to November 1991; and as Executive Vice President of Development for Ashton-Tate from May 1990 to April 1991. He was a business and technical consultant for a number of companies from November 1991 to April 1993 and from January 1996 to December 1998. Prior to 1991, Mr. Proctor spent 23 years with IBM in several executive capacities.

CONTINUING DIRECTOR--(TERM EXPIRING AT THE 2002 ANNUAL MEETING OF SHAREHOLDERS)

         WILLIAM G. SCOTT. Age 49. Director since September 1999. Mr. Scott is a C.P.A., who is currently a business and tax consultant. From April 1997 until April 1999, Mr. Scott was Vice President of Strategic Resource Solutions, a division of Carolina Power and Light Corporation, and served as Chief Operating Officer of their Lighting Division. From December 1991 until April 1997, Mr. Scott was Chief Financial Officer and later President and member of the board or directors of Markay Plastics, Inc. Mr. Scott was appointed to the CyberGuard Board of Directors in September 1999 on the recommendation of Fernwood Partners II, LLC, upon completion of the Fernwood Financing.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                       OF EACH OF THE NOMINATED DIRECTORS.

                                PROPOSAL NUMBER 2
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Grant Thornton LLP to serve as the Company's independent public accountants for the fiscal year 2001. At the Annual Meeting, the shareholders are being asked to ratify this appointment. In the event the appointment of Grant Thornton LLP for fiscal year 2001 is ratified, it is expected that Grant Thornton LLP will audit the consolidated financial statements of the Company at the close of its current fiscal year. If the appointment of Grant Thornton LLP is not ratified, the Board of Directors will reconsider its selection; however, there can be no assurance that the Board would ultimately determine to appoint different independent public accountants. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and will be available to respond to appropriate questions.

         On October 11, 1999, the Company appointed the accounting firm of Grant Thornton LLP as the Company's independent accountants for fiscal year 2000 and dismissed PricewaterhouseCoopers LLP effective with such appointment. The decision to dismiss PricewaterhouseCoopers LLP and appoint Grant Thornton LLP was approved by the Audit Committee of the Company's Board of Directors. PricewaterhouseCoopers LLP's reports on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through October 11, 1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the financial statements for such years. During the course of performing services regarding the two most recent fiscal years, PricewaterhouseCoopers LLP advised the Company and its Audit Committee that the internal controls necessary for the Company to develop reliable financial statements did not exist. No disagreements arose regarding these matters. Upon the deficiencies in accounting controls being identified, the Company's Chief Financial Officer began addressing and correcting these deficiencies. The Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of Grant Thornton LLP concerning this subject matter and any other matters relating to the Company or its financial reporting. A representative of PricewaterhouseCoopers LLP is not expected to be present at the Annual Meeting.

         Prior to engaging PricewaterhouseCoopers LLP in October 1998, the Company's independent public accountant was the accounting firm of KPMG Peat Marwick LLP ("KPMG").

         On August 21, 1998, KPMG, the Company's independent public accounting firm, resigned effective immediately. In KPMG's letter of resignation, KPMG stated that it had "a disagreement with management of the Company regarding the methodology used for software revenue recognition." In its letter of resignation, KPMG also advised the Company that it concluded that it could no longer rely on management's representations and that it was unwilling to be associated with the financial statements prepared by management.

         On August 19, 1998, two days before KPMG's resignation, the Company's Audit Committee met with KPMG to discuss the Company's software revenue recognition policies and KPMG's concerns about the quality of the financial information which had been presented by management to the Audit Committee and to KPMG. During that meeting, the Audit Committee advised KPMG that the Audit Committee (and not management) had the exclusive decision-making authority and duties with respect to the Company's financial statements. The Audit Committee advised KPMG that it agreed with KPMG as to KPMG's preliminary assessment of these matters and discussed the steps that should be implemented to resolve these issues, including a restatement of the Company's interim financial statements.

         The Company is not aware of any other disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure between June 30, 1996 and the date of KPMG's resignation, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference thereto in its reports. KPMG's reports on the financial statements for the Company for the prior two years did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles. KPMG's resignation was not recommended or approved by the Company's Board of Directors or any committee thereof. The Company has authorized KPMG to




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


respond fully to the inquiries of any successor accountant concerning the subject matter of the foregoing.

         The proposal to ratify the appointment of Grant Thornton LLP will be approved by the shareholders if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will not be counted as having been voted for or against the proposal. Broker non-votes will have no effect on the outcome of the voting of this proposal. Unless contrary instructions are given, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Ratification of Appointment of Grant Thornton LLP as Independent Public Accountants.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                PROPOSAL NUMBER 3
           APPROVAL OF THE CYBERGUARD CORPORATION 2000 EMPLOYEE STOCK
                                  PURCHASE PLAN

         The Board of Directors recommends a vote "FOR" the Cyberguard Corporation 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The full text of the Stock Purchase Plan is attached to this Proxy Statement as Appendix A, and you are urged to refer to it for a complete description of the Stock Purchase Plan. The summary of the principal features of the Stock Purchase Plan, which follows, is qualified by reference to Appendix A.

         The purpose of the Stock Purchase Plan is to provide eligible employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Board of Directors adopted the Stock Purchase Plan in December 1999. In order for the Company's employees to receive the tax treatment described under "Certain Federal Income Tax Effects," the federal income tax rules require that the Stock Purchase Plan be approved by the Company's shareholders within twelve months of its adoption by the Board of Directors. If the shareholders do not approve the Stock Purchase Plan at the Annual Meeting, the Board of Directors intends to terminate the Stock Purchase Plan as soon as practicable following the Annual Meeting.

         The Company has reserved 2,500,000 shares of Common Stock to be issued pursuant to the Stock Purchase Plan.

                  PRINCIPAL FEATURES OF THE STOCK PURCHASE PLAN

ADMINISTRATION

         The Stock Purchase Plan is administered by the Board of Directors of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Stock Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Stock Purchase Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. The Company will pay all expenses incurred in the administration of the Stock Purchase Plan.

SECURITIES SUBJECT TO THE STOCK PURCHASE PLAN

         The Stock Purchase Plan covers 2,500,000 shares of the Company's Common Stock, subject to adjustment as discussed below. If the total number of shares that would otherwise be subject to purchase on an Exercise Date (as defined below) exceeds the number of shares then available under the Stock Purchase Plan, the Board will make a pro rata allocation of the shares remaining available.

         The Stock Purchase Plan provides that, in the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of specified events, the Board will determine the appropriate adjustments, if any, to be made under the Stock Purchase Plan, including without limitation adjustments to the number of shares of Common Stock remaining for issuance under the Stock Purchase Plan, as well as the price per share of Common Stock scheduled to be purchased during the then current Offering Period under the Stock Purchase Plan. In the event of the dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period will terminate prior to the Company's sale or merger.



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



ELIGIBILITY

         An "Eligible Employee" is any person who is employed by the Company or one of its designated subsidiaries on a given enrollment date and is regularly scheduled to work at least 20 hours per week and at least 5 months per year. The Company estimates that there are approximately 89 employees who are eligible to participate in the Stock Purchase Plan, 4 of whom are executive officers of the Company.

OFFERING PERIOD

         An "Offering Period" is each period of approximately six months, commencing on the first Trading Day (as defined below) on or after January 1 and terminating on the last Trading Day occurring in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day occurring in the period ending with the following December 31. A "Trading Day" is a day on which national stock exchanges and the Nasdaq System are open for trading. Notwithstanding the foregoing, the first Offering Period commenced on the first Trading Day on or after January 17, 2000 and terminates on the last Trading Day occurring in the period ending November 17, 2000, and the second Offering Period shall commence on the first Trading Day on or after November 18, 2000 and shall terminate on the last Trading Day occurring in the period ending December 31, 2000.

ENROLLMENT

         Each Eligible Employee is entitled to participate in the Stock Purchase Plan as of the first day of the Offering Period following the date on which the employee first becomes an Eligible Employee. On the first day of each Offering Period, each participant in such Offering Period shall be granted an option to purchase on the last day of the Offering Period up to a number of shares of the Common Stock determined by dividing such participant's payroll deductions accumulated during the Offering Period and retained in the participant's account as of the last day of the Offering Period by the applicable purchase price. No participant shall be granted an option under the Stock Purchase Plan (i) if, immediately after the grant, the participant would own stock and/or hold outstanding options to purchase stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time.

PAYROLL DEDUCTIONS

         Except as otherwise provided below, a participant may, in accordance with rules adopted by the Board, authorize a payroll deduction of any whole percentage from one percent to ten percent of compensation (as defined below) each pay period. "Compensation" means all base straight time gross earnings and commissions, excluding payments for shift premium, overtime, incentive compensation, incentive payments, bonuses and other compensation. All payroll deductions made by a participant will be credited to the participant's account under the Stock Purchase Plan. No interest shall accrue on the payroll deductions credited to a participant's account. A participant may not make any additional payments into the account.

PURCHASE OF STOCK

         Unless a participant withdraws from the Stock Purchase Plan, the participant's election to purchase shares will be exercised automatically on the last business day of the applicable Offering Period (the "Exercise Date") and the maximum number of full shares will be purchased for the participant at the applicable purchase price with the accumulated payroll deductions in the participant's account. The purchase price per share of the Common Stock subject to an offering will be 85 percent of the fair market value of a share of Common Stock on the first day of the Offering Period or the Exercise Date, whichever is lower (the "Purchase Price"). Fair market value of a share, on a given date, is the closing price per share reported on the applicable securities exchange or quotation system.



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


DIVIDENDS AND VOTING

         Each participant will have the right to receive dividends and to vote with respect to shares purchased as soon as practicable after the Exercise Date for such shares.

WITHDRAWAL; TERMINATION OF EMPLOYMENT

         A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account that have not been used to purchase shares of Common Stock under the Stock Purchase Plan at any time by giving written notice to the Company. All payroll deductions credited to the participant's account will be paid to a participant promptly after receipt of the participant's notice of withdrawal. In the event of such a withdrawal, the participant's eligibility to participate in the Stock Purchase Plan for the Offering Period in which the withdrawal occurs will be automatically terminated and no further payroll deductions for the purchase of shares of Common Stock will be made for the participant during such Offering Period.

         Upon termination of a participant's employment with the Company or a designated subsidiary during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions credited to the participant's account (that have not been used to purchase shares of Common Stock) will be returned to the participant or, in the case of such participant's death, to the person or persons entitled thereto. The participant's eligibility to participate in the Stock Purchase Plan will be automatically terminated.

TRANSFERABILITY

         Neither payroll deductions credited to a participant's account nor any rights to purchase or to receive shares under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by the participant in any way (other than by will, the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds.

AMENDMENT; TERMINATION

         Subject to the provisions of this section, the Stock Purchase Plan shall remain in effect for a term of ten years after the earlier of the Stock Purchase Plan's adoption by the Board or its approval by the shareholders of the Company. The Board may terminate or amend the Stock Purchase Plan at any time, except that the Company shall obtain shareholder approval in such manner and to such a degree as is required in order to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation). Termination or amendment of the Stock Purchase Plan will not adversely affect purchase rights during the then current Offering Period without the written consent of the affected participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

         The following is a brief summary of the principal federal income tax consequences of participating in the Stock Purchase Plan under present laws and regulations. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND, AMONG OTHER THINGS, DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX CONSEQUENCES. The Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. Amounts deducted from a participant's pay under the Stock Purchase Plan are included in the participant's compensation subject to federal income and social security taxes.

         A participant will not recognize any additional income at the time he or she elects to participate in the Stock Purchase Plan or purchases shares of Common Stock under the Stock Purchase Plan.

         If shares of Common Stock are sold after the expiration of two years or more from the first day of the Offering Period in which such shares were purchased under the Stock Purchase Plan and one year or more from the Exercise Date, any profit up to 15 percent of the market value of the shares at the beginning of the Offering Period is taxable as ordinary income, and any further profit is taxable as long-term capital gain and any loss is treated as long-term capital loss. Shares of Common Stock sold or otherwise disposed of, including by way of gifts, before the expiration of two years from the first day of the Offering Period in which such shares were purchased under the Stock Purchase Plan and one year or more from the Exercise Date are considered disqualifying dispositions.

         If the participant disposes of shares of Common Stock prior to the expiration of two years from the date of grant (first day of the Offering Period) and prior to the expiration of one year from the Exercise Date, the difference between the price paid by the participant and the market value of the shares at the date of purchase (last day of the Offering Period in which the shares were purchased) is taxable as ordinary income and the difference between the amount received by the participant on the disposition of such shares and the market value of the shares at the date of purchase is treated as short-term capital gain or loss (or long-term capital gain or loss if the shares have been held more than one year). In addition, the Company will be entitled to a tax deduction for the difference between the price paid by the participant and the market value of the shares at the date of purchase (last day of the Offering Period in which the shares were purchased). Therefore, if the participant disposes of any shares received under the Stock Purchase Plan within the time frame described above, the participant must notify the Company of the disposition by forwarding the sale information to the Company. It is important that the Company track such dispositions for its own tax filings. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of shares by the participant.

NEW PLAN BENEFITS

         Because levels of participation, rates of deferral and the eventual purchase price are not presently known, the future benefits to be distributed under the Stock Purchase Plan are not determinable at this time.

VOTES REQUIRED AND BOARD RECOMMENDATION

         The Stock Purchase Plan provides employees of the Company and its subsidiaries with an opportunity to purchase shares of Common Stock through payroll deductions. The Board of Directors believes that ownership of Common Stock by its employees will provide incentives for the employees to contribute materially to the continued success of the Company. Approval of the Stock Purchase Plan by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote. The proxies named in the proxy card intend to vote "for" the approval of the Stock Purchase Plan unless otherwise instructed on the proxy card.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CYBERGUARD CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN.

             GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

BOARD OF DIRECTORS

         During fiscal year ended June 30, 2000, the Company's Board of Directors met 4 times and acted once by unanimous written consent. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he was a director and the total number of meetings held by all committees of the Board of Directors on which such director served that were held during the period that he served, except Richard P. Rifenburgh, who attended one-third of such meetings. Mr. Rifenburgh resigned from the Board of Directors on May 2, 2000.

         The Board's committees include an Audit Committee, a Compensation and Stock Option Committee and an Executive Committee.

COMMITTEES OF THE BOARD

         AUDIT COMMITTEE. The Audit Committee of the Board of Directors ("Audit Committee") generally consists of directors who are not executive officers of the Company. The Audit Committee recommends to the Board of Directors the independent accountants to be engaged by the Company, reviews the scope of the accountants' engagement, including the remuneration to be paid, and reviews the independence of the accountants. The Audit Committee, with the assistance of the Company's Chief Financial Officer and other appropriate personnel, reviews the Company's annual financial statements and the independent auditor's report, including significant reporting or operational issues; corporate policies and procedures as they relate to accounting and financial reporting and financial controls; litigation in which the Company is a party; and, if necessary, use by the Company's executive officers of expense accounts and other non-monetary perquisites, if any. The Audit Committee may direct the Company's legal counsel, independent auditors and internal audit staff to inquire into and report to it on any matter having to do with the Company's accounting or financial procedures or reporting. During the fiscal year ended June 30, 2000, the members of the Audit Committee were C. Shelton James (until March 29, 2000), Richard P. Rifenburgh (until May 2, 2000), William G. Scott and David L. Manning. After the end of fiscal year 2000, John V. Tiberi, Jr. was appointed to the Audit Committee. The Audit Committee held 7 meetings during the fiscal year ended June 30, 2000.

         COMPENSATION AND STOCK OPTION COMMITTEE. The Company's Compensation and Stock Option Committee generally consists of directors who are not executive officers of the Company. The Compensation and Stock Option Committee is responsible for setting and approving the salaries, bonuses and other compensation for the Company's executive officers, establishing compensation programs, and determining the amounts and conditions of grants of awards under the Company's Stock Incentive Plan. During the fiscal year ended June 30, 2000, the Compensation and Stock Option Committee consisted of C. Shelton James (until March 29, 2000), Leland R. Reiswig, Jr. (until December 7, 1999), David L. Manning and William G. Scott. After the end of fiscal year 2000, David T. Vandewater was appointed to the Compensation and Stock Option Committee. During the fiscal year ended June 30, 2000, the Compensation and Stock Option Committee held 1 meeting and acted 3 times by unanimous written consent.

         EXECUTIVE COMMITTEE. In August 1998, concerns arose regarding the Company's financial reporting. In response, the Board of Directors formed an Executive Committee composed entirely, at the time of formation, of non-employee directors to exercise the full powers of the Company's Board of Directors. During the fiscal year ended June 30, 2000, the members of the Executive Committee were C. Shelton James (until March 29, 2000), Richard P. Rifenburgh (until May 2, 2000), Leland R. Reiswig, Jr. (until December 7, 1999) and David
R. Proctor. The Executive Committee did not hold a meeting during the fiscal year ended June 30, 2000.

         As of June 30, 2000, the Company did not have a standing nominating committee of the Board of Directors nor a committee performing similar functions.

                               EXECUTIVE OFFICERS

         Certain biographical information concerning the Company's executive officers is presented below.

        NAME                           AGE   POSITION
        ----                           ---   --------
        David R. Proctor(1)            60    President, Chief Executive Officer and Chairman of the Board
                                             of Directors
        Terrence A. Zielinski          58    Chief Financial Officer and Vice President Finance
        Michael G. Wittig              36    Vice President Software Development and Chief Technical Officer
        Karen E. Bowling               45    Vice President Marketing
        Adriana Kovalovska             31    Vice President Legal Affairs, Corporate Counsel and Secretary



          (1) For biographical information on Mr. Proctor, see "Election of Directors--Continuing Directors."

         TERRENCE A. ZIELINSKI, C.P.A. Prior to joining the Company in 1998, Mr. Zielinski was managing director of Zielinski & Co., P.A., C.P.A., from 1989 through 1998. During his 29 years' experience as a practicing accountant, Mr. Zielinski has served as chief financial officer and in other executive capacities for several public companies.

         MICHAEL G. WITTIG. Mr. Wittig was appointed the Company's Vice President of Development in February 1998. In February 1999, Mr. Wittig was also appointed the Company's Chief Technical Officer. Since joining the Company in 1992, Mr. Wittig has served as Director of Software Development, as Manager of Software Development, and in various other software development positions.

         KAREN E. BOWLING. Ms. Bowling joined the Company as Vice President of Marketing in January 2000, coming from The Health Network, a cable television and Internet company operated by FOX Networks (part of FOX Entertainment Group), where she served as Vice President of Marketing from January 1998 through December 1999. Ms. Bowling started her career as a television news anchor before moving to healthcare marketing. From 1983 through 1997, Ms. Bowling served in a marketing management position at Columbia/HCA Healthcare Corporation.

         ADRIANA KOVALOVSKA. Ms. Kovalovska, an attorney, was appointed the Company's Vice President of Legal Affairs in July 2000. Since joining the Company in January 1998, she has served as Associate Counsel and from February 2000 as the Company's Corporate Counsel and Secretary. Ms. Kovalovska is responsible for administering legal, regulatory and compliance activities for the Company. In 1996, Ms. Kovalovska completed an internship with the U.S. Securities and Exchange Commission, Division of Enforcement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and certain of the Company's other executive officers (collectively, the "named executive officers") for the fiscal years ended June 30, 2000, June 30, 1999, and June 30, 1998.

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                  -----------------
                                                                                                        ALL OTHER
                                                                                                       COMPENSATION
                                                    ANNUAL COMPENSATION                AWARDS             ($)(3)
                                         ---------------------------------------- ----------------- -------------------
                                                                   OTHER ANNUAL
                                FISCAL     SALARY      BONUS($)    COMPENSATION       OPTIONS
NAME AND PRINCIPAL POSITION      YEAR        ($)          (1)         ($)(2)            (#)
------------------------------ --------- ------------ ------------ -------------- ----------------- -------------------
DAVID R. PROCTOR(4)              2000      260,000      81,250        25,580            50,000            13,925
  Chairman, President and        1999       62,700        --            --             475,000            3,310
  Chief Executive Officer
  (BECAME CEO ON MARCH 15,
  1999)



TERRENCE A. ZIELINSKI            2000      150,000      37,500          --              25,000            8,032
  Vice President  Finance        1999      126,923      52,500          --             150,000            3,812
   and Chief Financial
   Officer


MICHAEL G. WITTIG(5)             2000      150,000      37,500          --              55,600            7,973
  Vice President Software        1999      139,269      37,500          --              94,400            9,743
  Development & Chief            1998       91,811      21,667          --                --              6,418
  Technical Officer




KAREN E. BOWLING                 2000       62,313      15,188        37,344           100,000            4,881
   Vice President Marketing
  (Became VP Marketing on
  January 3, 2000)

ROBERT E. GELINAS(6)             2000      175,638        --          59,596           125,000           14,357
   Vice President Sales
  (Served until May 26, 2000)



(1) The following amounts of bonuses for the fiscal year ended June 30, 2000 were accrued during such period but were paid in August 2000: Mr. Zielinski--$15,000; Mr. Wittig--$22,500; and Ms. Bowling--$6,750. The following amounts of bonuses for the fiscal year ended June 30, 1999 were accrued during such period but were paid in July 1999: Mr.
     Zielinski--$30,000 and Mr. Wittig--$37,500.

(2) Amounts reported represent the following expenses paid by Company: car, airline and hotel expenses for Mr. Proctor--$25,580; and relocation expenses: Ms. Bowling--$37,344 and Mr. Gelinas--$59,596.

(3) Amounts reported represent contributions to the Company's Retirement Plan and term life insurance premiums paid by the Company. In addition, the amounts reported in the fiscal year ended June 30, 2000 include severance payments in the amount of $8,898 paid by the Company to Mr. Gelinas.

(4) Mr. Proctor's salary amount in fiscal year 1999 does not include amounts received by Mr. Proctor for services performed as non-employee director which amount was $18,584. Mr. Proctor's options do not include the options granted to Mr. Proctor in his capacity as non-employee director during fiscal years ended June 30, 1998 and 1999.

(5) The options issued during the fiscal year ended June 30, 1999 include an option for 50,000 shares and an exchanged option for 44,400 shares. The exchange option replaced 5 old options which were issued to Mr. Wittig on various dates from 1996 through 1998.

(6) The salary amount includes sales commissions paid to Mr. Gelinas in the amount of $77,524.

OPTION GRANTS IN THE FISCAL YEAR ENDED JUNE 30, 2000

         The following table shows all grants during the fiscal year ended June 30, 2000 of stock options under the Company's Stock Incentive Plan (the "Stock Incentive Plan") and Employee Stock Option Plan ("Stock Option Plan") to the named executive officers.


                                     INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------- ------------------------
                                             PERCENT OF
                               NUMBER OF        TOTAL                                        POTENTIAL REALIZABLE
                               SECURITIES      OPTIONS                                       VALUE AT ASSUMED
                               UNDERLYING    GRANTED TO                                      ANNUAL RATES OF STOCK
                                 OPTION     EMPLOYEES IN    EXERCISE OR                      PRICE APPRECIATION FOR
                                GRANTED      FISCAL YEAR     BASE PRICE                      OPTION TERM(3)
            NAME                 (#)(1)        (%)(2)          ($/SH)      EXPIRATION DATE        5%($)       10%($)
----------------------------- ------------- -------------- --------------- ----------------- ------------------------
David R. Proctor(4)               50,000        4.68            6.500          4/25/05          89,792        198,416

Terrence A. Zielinski(5)          25,000        2.34            6.500          4/25/05          44,896         99,208
Michael G. Wittig                 25,000        2.34            6.500          4/25/05          44,896         99,208
                                   5,000          *             4.250          12/7/04           5,871         12,973
                                  25,600        2.39            1.500          9/27/04          10,609         23,444

Karen E. Bowling                  90,000        8.43            3.500         12/26/04          87,029        192,311
                                  10,000         *              6.500          4/25/05          17,958         39,683

Robert E. Gelinas(6)             100,000        9.37            1.375          8/22/04          37,989         83,945
                                  25,000        2.34            4.250          12/7/04          29,355         64,867

------------

*    Less than 1.0%

(1) The options vest in 3 equal annual increments and expire in 5 years from the date of grant, unless noted otherwise herein.

(2) The amount of total options granted to employees during the fiscal year ended June 30, 2000 (1,067,498 shares) excludes options issued to the members of the Company's Board of Directors.

(3) The potential realizable values set forth under these columns result from calculations assuming 5% and 10% annualized stock price growth rates from grant dates to expiration dates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock based upon growth at these prescribed rates. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown factors. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company. There can be no assurance that the amounts reflected in this table will be achieved.

(4) The option vests in 3 equal annual increments as long as Mr. Proctor remains a member of the Company's Board of Directors.

(5) The option vests as follows: 66.66% in 12 months from the date of grant and 100% in 18 months from the grant date.

(6) The options were terminated as of May 26, 2000 in connection with Mr. Gelinas' separation from the Company and no shares under the options were exercisable.

AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED JUNE 30, 2000 AND FISCAL YEAR-END VALUES

         The following table provides information as to the number and value of unexercised options to purchase the Company's Common Stock held by the named executive officers at June 30, 2000, based on a closing sale price of $6.25 on June 30, 2000. None of the named executive officers exercised any options during the fiscal year ended June 30, 2000.


                                       NUMBER OF SECURITIES UNDERLYING
                                        UNEXERCISED OPTIONS AT FISCAL        VALUE OF UNEXERCISED IN-THE-MONEY
                                                 YEAR-END (#)                 OPTIONS AT FISCAL YEAR-END ($)
                NAME                      EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE (1)
  ---------------------------------- ------------------------------------- --------------------------------------
  David R. Proctor                          450,208 / 116,667                       2,270,046 / 366,668
  Terrence A. Zielinski                     150,000 / 25,000                          741,000 / 0
  Michael G. Wittig                          79,598 / 70,402                          393,367 / 212,783
  Karen E. Bowling                                0 / 100,000                               0 / 247,500

-----------------
(1) Based on the difference between the closing price of the Company's common stock on June 30, 2000 ($6.25) and the exercise price of the options. On October 25, 2000, the closing price of the Company's common stock was $2.75 per share.

COMPENSATION PLANS

         EXECUTIVE EMPLOYMENT ARRANGEMENTS. The Company and Mr. Proctor entered into an agreement effective as of March 15, 1999 and amended as of May 4, 1999 and April 26, 2000 (the "Proctor Employment Agreement"). The Proctor Employment Agreement provides for the employment of Mr. Proctor as Chairman of the Board, President and Chief Executive Officer of the Company at an annual base salary of $260,000 for fiscal year 2000. The Proctor Employment Agreement provides for Mr. Proctor to receive a target bonus equal to 100% of his annual base salary upon the achievement of certain performance objectives to be established by the Company.

         The Company may terminate the Proctor Employment Agreement for "cause." The Proctor Employment Agreement defines "cause" as acts of willful misconduct or gross negligence by Mr. Proctor in performance of his material duties or obligations to the Company, or conviction of Mr. Proctor of a felony involving moral turpitude, or a material act of dishonesty or breach of trust by Mr. Proctor, intended to enrich Mr. Proctor at the expense of the Company. If the Proctor Employment Agreement is terminated by the Company other than for "cause" or the death, disability or normal retirement of Mr. Proctor or by Mr. Proctor for "good reason," Mr. Proctor will receive severance pay of two times his annual base salary as in effect immediately prior to termination, and all of Mr. Proctor's stock options and stock appreciation rights will be exercisable at termination. If Mr. Proctor's employment with the Company is terminated within one year following a "change in control" of the Company (other than as consequence of death, disability or normal retirement of Mr. Proctor) by the Company for any reason whatsoever or by Mr. Proctor for "good reason," Mr. Proctor will receive severance pay of two times his annual base salary as in effect immediately prior to termination and all of Mr. Proctor's stock options and stock appreciation rights will become exercisable at termination. If Mr. Proctor's employment is terminated at any time by the Company or by Mr. Proctor, other than within one year of a "change in control," the Company may, at its sole discretion and upon certain conditions, prohibit Mr. Proctor from engaging in any business competitive with the business of the Company for a six-month period following the effective date of termination.

         In addition to the Proctor Employment Agreement, the Company has employment agreements with Mr. Zielinski and Mr. Wittig. Such employment agreements, other than the Proctor Employment Agreement, are referred to herein as the "Executive Employment Agreements." Under such Executive Employment Agreements, for fiscal year 2000 the annual base salaries were $150,000 for Mr. Zielinski and $150,000 for Mr. Wittig and the target bonuses were 40% for Mr. Zielinski and 40% for Mr. Wittig of annual base salary, based on achievement of certain Company performance targets.

         The Executive Employment Agreements may be terminated by either the Company or the respective executive officer at any time. In the event the executive officer resigns without "good reason" or is terminated for "cause," compensation under the employment agreements will end. In the event any such employment agreement is terminated by the Company without "cause" or the executive officer resigns for "good reason," the terminated executive officer will receive, among other things, severance compensation equal to a specified multiple of such employee's annual base salary and target bonus under the Company's bonus program. In addition, all non-statutory options and stock appreciation rights of all such executive officers will be immediately exercisable upon termination of employment and certain other awards previously made under any of the Company's compensation plans or programs and previously not paid will immediately vest on the date of such termination.

         The Executive Employment Agreements contain severance provisions that apply if the executive officer's employment is terminated within one year after the occurrence of a change of control. In the event that the employee is terminated within one year following the occurrence of a change in control by the Company for any reason or by the employee for "good reason", the employee will be entitled to receive on the date of the termination an amount equal to, among other things, a specific multiple of the employee's base salary, target bonus under the Company's bonus program, and any performance award payable under the Stock Incentive Plan, Stock Option Plan or similar plan, as well as any other benefits which the employee would be entitled to where termination was without "cause" or with "good reason" by employee.

         The Company also has an employment arrangement with Ms. Bowling, by which her annual base salary for fiscal year 2000 was $135,000 and her target bonus for achievement of certain performance objectives was 40% of her annual base salary. In addition, the Company also had an employment arrangement with Mr. Gelinas, by which his annual base salary for fiscal year 2000 was $125,000, his target bonus was 20% of annual base salary and his target commission was $125,000.

         In addition to the information stated above, each of the named executive contracts or arrangements provides for the executive to receive options to acquire shares of the Company's Common Stock. The amounts and certain terms of the options are described elsewhere in this Proxy Statement. In general, the options become immediately exercisable upon a change in control of the Company.

         STOCK INCENTIVE PLAN. All salaried employees and non-employee directors of the Company are eligible to participate in the Stock Incentive Plan. An eligible employee may receive an award under the Plan, however, only if selected by the Compensation Committee or Board of Directors. The maximum number of shares of Common Stock that may be issued under the Stock Incentive Plan is 2,400,000.

         EMPLOYEE STOCK OPTION PLAN. All salaried employees are eligible to participate in the Employee Stock Option Plan. An eligible employee may receive an award under the Plan, however, only if selected by the Compensation Committee or Board of Directors. The Company's Board of Directors adopted the Employee Stock Option Plan on September 4, 1998. The maximum number of shares of Common Stock that may be issued under the Employee Stock Purchase Plan is 2,500,000.

         EMPLOYEE STOCK PURCHASE PLAN. All salaried employees are eligible to participate in the Company's Employee Stock Purchase Plan under which salaried employees can purchase the Company's Common Stock at 85% of the fair market value through payroll deductions of up to 10 percent of the employee's base salary. The Company's Board of Directors adopted the Employee Stock Option Plan on December 8, 1999. The maximum number of shares of Common Stock that may be issued under the Employee Stock Purchase Plan is 2,500,000.

         DIRECTOR COMPENSATION. Upon joining the Board of Directors, all non-employee directors receive options to purchase 10,000 shares of Common Stock of the Company. In addition, on the date of each annual meeting of shareholders, each director who is not an employee of the Company is automatically granted an option to purchase 5,000 shares of Common Stock of the Company. All such options are non-statutory stock options, immediately exercisable, and priced at 100% of the fair market value on the date of grant.

         In addition to grants pursuant to the Stock Incentive Plan, non-employee directors of the Company receive a $15,000 annual retainer and $1,000 per Board of Directors meeting attended. In addition, directors receive $1,000 for attendance at any meeting of a committee of the Board of Directors, payable at any such meeting, except for committee meetings held on the same day as Board of Directors meetings, in which case no such fee will be payable. Directors are also reimbursed for travel and lodging expenses in connection with Board of Directors and committee meetings.

                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         During the fiscal year ended June 30, 2000, the Compensation and Stock Option Committee of the Company's Board of Directors consisted of C. Shelton James (until March 29, 2000), Leland R. Reiswig, Jr. (until December 7, 1999), David L. Manning and William G. Scott, none of whom was an executive officer of the Company during fiscal year 2000. The Compensation and Stock Option Committee is responsible for setting and approving the salaries, bonuses and other compensation for the Company's executive officers, establishing compensation programs, and determining the amounts and conditions of all grants of awards under the Company's stock option plans.

         THE COMPENSATION AND STOCK OPTION COMMITTEE OBJECTIVES. The Company's compensation programs are designed by the Compensation and Stock Option Committee to achieve four fundamental objectives: (1) to provide competitive salary levels and compensation incentives that attract and retain qualified executives; (2) to motivate executives to achieve specific strategic short-term and long-term objectives of the Company; (3) to recognize individual performances and achievements as well as the performance of the Company relative to its peers; and (4) to link the interests of senior management with the long-term interest of the Company's stockholders through compensation opportunities in the form of stock ownership. At present, these objectives are met through a program composed of salary, annual cash bonus, and long-term incentive opportunities in the form of stock options and performance stock.

         CHIEF EXECUTIVE OFFICER COMPENSATION. David R. Proctor became the Company's Chief Executive Officer in March 1999. During the fiscal year ended June 30, 2000, Mr. Proctor's annual base salary was $260,000, which amount was initially set by the Board of Directors by taking into account his prior experience and competitive factors. Mr. Proctor was paid a bonus in the total amount of $81,250 during fiscal year 2000 in relation to his attainment of the set goals and objectives. In April 2000, Mr. Proctor was issued a nonqualified option to purchase 50,000 shares at an exercise price of $6.50 per share. This option vests over 3 years, as long as Mr. Proctor remains a member of the Company's Board of Directors. Mr. Proctor received this option in recognition of his performance over the year and to incentivize his future performance.

          OTHER EXECUTIVE SALARIES. Base salaries for management employees are determined initially by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among industry competitors and for public companies of the size of the Company. Salary adjustments are determined and normally made at 12-month intervals.

         ANNUAL BONUSES. The Company offers a bonus program for executives designed to provide year-end incentive bonuses to executives who contributed materially to the Company's success during the most recently completed fiscal year. The bonus program is intended to enable the Company executives to participate in the Company's success as well as to provide incentives for future performance. In determining amounts to be awarded as bonuses, the Compensation and Stock Option Committee takes into account a number of factors, including the Company's gross revenue, net income, cash flow, individual performance and achievement, and competitive factors.

         LONG TERM INCENTIVES. Under the Company's stock plans, the Compensation and Stock Option Committee may grant to certain employees of the Company a variety of long-term incentives, including non-qualified stock options, incentive stock options, stock appreciation rights, exercise payment rights, grants of stock or performance awards. In granting these incentives to executives, the Committee considers those factors described above in this Committee Report regarding compensation decisions.

         This report has been executed by each person who served as a member of the Company's Compensation and Stock Option Committee during fiscal year 2000 and was serving as a member of the Company's Board of Directors as of the end of fiscal year 2000.

                                SUBMITTED BY THE COMPENSATION AND STOCK OPTION
                                COMMITTEE:

                                DAVID L. MANNING, CHAIRMAN
                                WILLIAM G. SCOTT, MEMBER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the members of the Compensation Committee, consisting of directors Messrs. Manning, Scott, James (served until March 29, 2000) and Reiswig (served until December 7, 1999), was at any time during the fiscal year ended June 30, 2000 an officer or employee of the Company. During the fiscal year ended June 30, 1999, C. Shelton James, while serving as Chairman of the Company's Compensation and Stock Option Committee, was the Company's Interim Chief Executive Officer and Interim Chairman of the Board from August 24, 1998 until March 14, 1999. No executive officer of the Company served during the fiscal year ended June 30, 2000 or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board of Directors or Compensation Committee. After the end of fiscal year 2000, David T. Vandewater was appointed a member of the Compensation Committee. Mr. Vandewater is not an officer or employee of the Company.

                                PERFORMANCE GRAPH

         The following graph shows the Company's cumulative total return to shareholders, based on an initial investment of $100, compared to Standard & Poor's 500 Index and the Peer Group (defined below) over the period from October 14, 1994, the first day that the Company's shares were traded publicly, and the end of the fiscal year ended June 30, 2000. Total shareholder return assumes dividend reinvestment. The stock performance shown on the following graph is not indicative of future price performance.

         The Peer Group is composed of RSA Security, Inc. (formerly known as Security Dynamics Technologies), Secure Computing Corporation, Networks Associates, Inc., and Axent Technologies, Inc. These companies' shares were first publicly traded as follows: RSA Security, Inc. on December 14, 1994; Secure Computing Corporation on November 17, 1995; Networks Associates Incorporated on October 10, 1994; and Axent Technologies Incorporated on April 24, 1996.

         During the fiscal year 1996, the Company changed its fiscal year end from September 30 to June 30.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG CYBERGUARD CORPORATION, THE S & P 500 INDEX AND A PEER GROUP

                              [GRAPH APPEARS HERE]


CYBERGUARD CORPORATION                 Cumulative Total Return
                         --------------------------------------------------------
                           6/95      6/96      6/97     6/98      6/99      6/00

CYBERGUARD CORPORATION   100.00    376.36    193.64   210.00     45.68    118.65
S & P 500                100.00    126.00    169.73   220.92    271.19    290.85
PEER GROUP               100.00    364.49    508.83   510.18    204.24    415.54


------------

*    $100 INVESTED ON 6/30/95 IN STOCK OR INDEX

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following sets forth, as of October 25, 2000 information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; (ii) each director of the Company; (iii) each of the Company's named executive officers; and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the shareholders named in this table: (a) has sole voting and investment power with respect to all shares of Common Stock beneficially owned and (b) has the same address as the Company.

    NAME/ADDRESS                                     NUMBER OF SHARES     PERCENT OF CLASS
    ----------------------------------------------- -------------------- -------------------
    David R. Proctor(1)..............................      789,061              7.39
    Terrence A. Zielinski(3).........................      209,493              2.07
    Michael G. Wittig(3).............................      164,745              1.64
    John V. Tiberi, Jr.(3) ..........................       10,000                *
    David T. Vandewater(2)...........................      358,229              3.50
    David L. Manning(3)..............................       34,022                *
    William G. Scott(3)..............................      223,229              2.21
    Fernwood Partners II, LLC(3).....................    7,769,770             44.01
         100 First Stamford Place, Suite 625,
         Stamford, Connecticut 06902
    All directors and officers as a group
        (9 persons)..................................    1,799,598             15.40

     ----------------
     *   Less than 1%
     (1) Includes: (a) 450,208 shares in options that are currently exercisable by Mr. Proctor to purchase Common Stock; (b) 150,000 shares for warrant and 165,344 shares for convertible note issued by the Company in connection with the Fernwood Financing in August 1999; (c) 20,000 shares of Common Stock owned by Mr. Proctor and his wife; and (d) 3,509 shares of Common Stock owned by Mr. Proctor under the Company's 401(k) plan.

     (2) Includes (a) 10,000 shares in options that are currently exercisable by Mr. Vandewater to purchase Common Stock; (b) 100,000 shares for warrants and 110,229 shares for convertible note issued by the Company in connection with the Fernwood Financing in August 1999; (c) 69,832 shares of Common Stock owned by Mr. Vandewater; and (d) 34,084 shares of Common Stock owned by David T. Vandewater Trust I and 34,084 shares of Common Stock owned by David T. Vandewater Trust II.

     (3) Includes (a) options that are currently exercisable to purchase Common Stock in the following amounts: Mr. Zielinski--150,000; Mr. Wittig--79,598; Mr. Manning--13,000 shares; Mr. Scott--13,000; and Mr. Tiberi--10,000; (b) shares of Common Stock for warrants issued by the Company in connection with the Fernwood Financing in August 1999, in the following amounts: Mr. Zielinski--25,000; Mr. Wittig--37,000; Mr. Manning--10,000; Mr. Scott--100,000; and Fernwood Partners II, LLC--3,699,484; (c) shares of Common Stock for convertible notes issued by the Company in connection with the Fernwood Financing in August 1999, in the following amounts: Mr. Zielinski--27,557; Mr. Wittig--40,784; Mr. Manning--11,022; Mr. Scott--110,229; and Fernwood Partners II, LLC--4,070,286; (d) shares of Common Stock under the Company's 401(k) plan: Mr. Zielinski--936; and Mr. Wittig--7,363; and
         (e) 6,000 shares of Common Stock owned by Mr. Zielinski's immediate family member; however, Mr. Zielinski disclaims beneficial ownership of those shares.

                              RELATED TRANSACTIONS

         In August 1999, the Company entered into a financing transaction with Fernwood Partners II, LLC ("Fernwood") and certain officers, directors and employees of the Company, through which the Company obtained a total amount of $4,313,484 (the "Fernwood Financing"). In the Fernwood Financing, Fernwood provided $3,699,484, William G. Scott provided $100,000, David T. Vandewater provided $100,000, and David R. Proctor agreed to provide $150,000. The remaining $264,000 was provided by certain other directors, executive officers and employees of the Company. All of the financing consisted of promissory notes convertible into the Company's Common Stock at $1 per share and warrants to purchase an equivalent number of shares of the Company's Common Stock at $2.00 per share. The Fernwood Financing bears interest at a rate of 11.5% per annum and is secured by a lien on all of the Company's assets. The officers, directors and employees of the Company participating in the Fernwood Financing have granted to Fernwood the right to act as their agent for purposes of enforcing their rights in the event that the Company should default on its obligations. Part of the proceeds from this financing was used to repay a $1,125,000 loan and accrued interest to Fernwood Partners, LLC, a limited liability company that provided financing to the Company in December 1998. At the time the Fernwood Financing was undertaken, Mr. Proctor funded $50,000 of the $150,000 to be lent by him to the Company. Mr. Proctor agreed to fund the remaining amount by contributing his salary payments to the Company until the full amount was funded. This obligation was evidenced by a promissory note to the Company in the principal amount of $100,000. Mr. Proctor paid an 11.5% annual interest on the note. The note was fully paid by Mr. Proctor as of March 3, 2000.

         Mr. William G. Scott, a member of the Company's Board of Directors, is the brother of Mr. Richard Scott, who, with his wife, is a major equity holder of Fernwood. Mr. Richard Scott is also a major equity holder of Fernwood Partners, LLC.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified monthly and annual due dates, their initial ownership and all subsequent acquisitions, dispositions or other transfers of interest in Common Stock, if and to the extent reportable events occur which require reporting of such due dates. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. To the Company's knowledge, all such filing requirements of the Company's directors, executive officers and each beneficial owner of more than 10% of the Common Stock were satisfied in full for the fiscal year ended June 30, 2000. The foregoing is based upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings.

                                  OTHER MATTERS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2001 Annual Meeting, shareholder proposals must be received by the Company no later than July 6, 2001 and must otherwise comply with the requirements of Rule 14a-8.

                       COPY OF ANNUAL REPORT ON FORM 10-K

         Shareholders may obtain a copy (without exhibits) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 as filed with the Securities and Exchange Commission without charge by writing to: Dolores Hess, CyberGuard Corporation, 2000 West Commercial Boulevard, Fort Lauderdale, Florida 33309.

                                                                      APPENDIX A


                             CYBERGUARD CORPORATION

                        2000 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.       DEFINITIONS.

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

         (c) "Company" shall mean CyberGuard Corporation, a Florida corporation.

         (d) "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

         (e) "Designated Subsidiary" shall mean any subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

         (f) "Employee" shall mean any individual (i) who is an employee of the Company for federal income tax withholding purposes, and
                  (ii) whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

         (g)      "Enrollment Date" shall mean the first day of each Offering
                  Period.

         (h)      "Exercise Date" shall mean the last day of each Offering
                  Period.

         (i) "Fair Market Value" shall mean the value of the Common Stock. If the Common Stock is listed on any established stock exchange, or a national market system or other quotation system, including without limitation the National Quotation Bureau's "Pink Sheets", and the OTC Bulletin Board, Small Cap and National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), the Fair Market Value of a share of Common Stock shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or the exchange with the greater volume of trading in Common Stock) on the day of such determination as reported in the WALL STREET JOURNAL or such other source as the Board deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Board.

                  (j) "Offering Period" shall mean, except as otherwise provided herein, a period of approximately six (6) months, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day occurring in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day occurring in the period ending with the following December 31. Notwithstanding anything herein to the contrary, the first Offering Period shall commence on the first Trading Day on or after January 17, 2000 and shall terminate on the last Trading Day occurring in the period ending November 17, 2000, and the second Offering Period shall commence on the first Trading Day on or after November 18, 2000 and shall terminate on the last Trading Day occurring in the period ending December 31, 2000. The duration of Offering Periods may be changed pursuant to Section 4 of the Plan.

         (k) "Plan" shall mean the CyberGuard Corporation 2000 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

         (l) "Purchase Price" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

         (m) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

         (n) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         (o) "Trading Day" shall mean a day on which national stock exchanges and Nasdaq are open for trading.

3.       ELIGIBILITY.

         (a) INITIAL ELIGIBILITY. Any Employee who shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan that commence on or after such Employee becomes a participant in the Plan.

         (b) RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan:

                  (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company, and/or hold outstanding options to purchase such stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary; or

                  (ii) that permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) in fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

         (c) COMMENCEMENT OF PARTICIPATION. An eligible Employee may become a participant by completing an authorization for payroll deduction on the form provided by the Company and filing with the Chief Financial Officer of the Company on or before the date set therefor by the Board, which date shall be prior to the Enrollment Date for the Offering Period. Payroll deductions for a participant shall commence on the applicable Enrollment Date when his or her authorization for a payroll deduction becomes effective and shall end on the Exercise Date of the Offering Period to which such authorization is applicable unless sooner terminated by the participant as provided in Section 8(a) of the Plan.

4. OFFERING PERIODS. Except as otherwise provided herein, the Plan shall be implemented by consecutive six (6) month Offering Periods. The first Offering Period, however, shall be for more than six (6) months; it shall commence on the first Trading Day on or after January 17, 2000, and shall terminate on the last Trading Day occurring in the period ending November 17, 2000, and the second Offering Period shall be for less than six (6) months, it shall commence on the first Trading Day on or after November 18, 2000 and shall terminate on the last Trading Day occurring in the period ending December 31, 2000. Thereafter, except as otherwise provided herein, each Offering Period shall commence on the first Trading Day on or after January 1 and terminate on the last Trading Day occurring in the period ending the following June 30, or commence on the first Trading Day on or after July 1 and terminate on the last Trading Day occurring in the period ending the following December 31. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offering Periods without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.       PAYROLL DEDUCTIONS.

         (a) AMOUNT OF DEDUCTION. At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the time he or she is a participant in an Offering Period in an amount not to exceed ten percent (10%) of the Compensation that he or she receives on each pay day during the Offering Period.

         (b) PARTICIPANT'S ACCOUNT. All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be made in whole percentages of Compensation only. A participant may not make any additional payments into his or her account.

         (c) CHANGES IN PAYROLL DEDUCTION. A participant may discontinue his or her participation in the Plan as provided in Section 8(a) of the Plan, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 8 hereof.

6. GRANT OF OPTION. On the Enrollment Date of each Offering Period, a participant shall be deemed to have received an option to purchase on each Exercise Date during such Offering Period at the applicable Purchase Price a maximum number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price.

7.       EXERCISE OF OPTION.

         (a) AUTOMATIC EXERCISE. Unless a participant withdraws all of the payroll deductions credited to his or her account prior thereto as provided in Section 8 of the Plan, his or her option for the purchase of Common Stock with payroll deductions made during an Offering Period shall be deemed to have been exercised automatically on the Exercise Date applicable to such Offering Period for the purchase of a number of full shares of Common Stock that the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the participant under Section 6 of the Plan). No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 8 of the Plan. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         (b) DELIVERY. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, including, but not limited to, direct deposit into a book entry account or brokerage account, the shares purchased upon exercise of his or her option.

8.       WITHDRAWAL.

         (a) GENERAL. A participant may withdraw all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time during an Offering Period by giving written notice to the Company in the form of a notice of withdrawal provided by the Company. Promptly after receipt of notice of withdrawal, all of the participant's payroll deductions credited to his or her account shall be paid to such participant, such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.

         (b) EFFECT ON SUBSEQUENT PARTICIPATION. A participant's withdrawal of the payroll deductions credited to his or her account shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws. If, however, a participant withdraws the payroll deductions credited to his or her account during an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement prior to the commencement of such succeeding Offering Period.

         (c) TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 of the Plan, and such participant's option shall be automatically terminated. Notwithstanding the preceding sentence, a participant who receives payment in lieu of notice of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

9. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

10.      STOCK.

         (a) MAXIMUM SHARES. The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be 2,500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in
                  Section 16 of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant shall be returned to him or her as promptly as possible.

         (b) PARTICIPANT'S INTEREST IN OPTION STOCK. The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

         (c) REGISTRATION OF STOCK. Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse as joint tenants with right of survivorship.

11. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

12. DESIGNATION OF BENEFICIARY. A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of the participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of such participant, or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8 of the Plan.

14. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

15. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

         (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, (i) the Reserves, (ii) the maximum number of shares each participant may purchase during each Offering Period, (iii) the Purchase Price per share, and
                  (iv) the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New

                  Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in
                  Section 8 of the Plan.

         (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Company shall use its best efforts to have each outstanding option assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Company shall set a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be the date immediately prior to the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least five (5) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in
                  Section 8 of the Plan.

17. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 16 of the Plan, no such termination can affect options previously granted; provided, that an Offering Period may be shortened by the Board of Directors to an earlier Exercise Date and the Plan may be terminated immediately thereafter if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 16 of the Plan, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval for any amendment to the Plan in such a manner and to such a degree as required. Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

18. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

19. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 under the Exchange Act. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 under the Exchange Act to qualify for the maximum exemption from
         Section 16 of the Exchange Act with respect to Plan transactions.

20. TAX WITHHOLDING. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions attributable to sale or early disposition of Common Stock by the Employee.

21. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless terminated under Section 17 of the Plan.

                                                                      APPENDIX B

                             CYBERGUARD CORPORATION
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING DECEMBER 6, 2000

                                      PROXY

         The undersigned stockholder hereby appoints David R. Proctor and Terrence A. Zielinski, or either of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of CyberGuard Corporation Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Courtyard by Marriott at Cypress Creek, 2440 W. Cypress Creek Road, Fort Lauderdale, Florida, 33309, at 10:00 a.m. on December 6, 2000 and at any adjournments thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL GRANT AUTHORITY TO THE PROXY HOLDERS TO VOTE ON BEHALF OF THE UNDERSIGNED SHAREHOLDER AND WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS.

         IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

1.       ELECTION OF DIRECTORS.

         Nominees:         John V. Tiberi, Jr.
                           David T. Vandewater

         [ ] FOR           [ ] WITHHELD

         ----------------------------
         For all nominees except as noted above

2. RATIFICATION OF GRANT THORNTON LLP AS THE INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2001.

         [ ] FOR       [ ] AGAINST     [ ] ABSTAIN

3.       APPROVAL OF THE CYBERGUARD CORPORATION 2000 EMPLOYEE STOCK PURCHASE
         PLAN.

         [ ] FOR       [ ] AGAINST     [ ] ABSTAIN


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [ ]

Dated: ___________, 2000                       Please mark, date and sign
                                               exactly as your name appears
                                               hereon. Joint owners should each
                                               sign. If the signer is a
                                               corporation, please sign in full
                                               corporate name by a duly
                                               authorized officer. Executors,
                                               administrators, trustees etc.
                                               should give full title as such.
______________________________
SIGNATURE